At a special meeting of shareholders held on June 18, 2010, the shareholders of the Funds voted on whether to approve a
new investment advisory agreement between Rydex Series Funds and Rydex
 Advisors, LLC. A description of the number of shares voted is as follows:
Fund Shares For Shares Against Shares Abstained
U.S Long Short Momentum Fund 8,232,176    271,333     316,202
International Long Short Select Fund 432,838 4,132 4,201
Alternative Strategies Allocation Fund 835,869 29,477 24,853
Global 130/30 Strategy Fund 853,485 2,961 3,936
Equity Market Neutral Fund 718,597 0 557

At a special meeting of shareholders held on June 18, 2010, the shareholders of the Funds voted on whether to approve a new investment sub-advisory agreement between Rydex Series Funds and Security Global Investors, LLC. A description of the number of shares voted is as follows:
Fund Shares For Shares Against Shares Abstained
International Long Short Select Fund 431,964 6,384 2,823
Global 130/30 Strategy Fund 852,927 3,519 3,936
Equity Market Neutral Fund 718,598 0 557

At a special meeting of shareholders held on June 18, 2010, the shareholders of the Funds also voted on whether to approve a change to a fundamental investment policy on borrowing money, consistent with applicable law. A description of the number of shares voted is as follows:
Fund Shares For Shares Against Shares Abstained
U.S Long Short Momentum Fund 8,054,118 438,236 327,355
International Long Short Select Fund 431,998 5,999 3,175
Alternative Strategies Allocation Fund 806,227 40,457 43,513
Global 130/30 Strategy Fund 847,791 7,942 4,651
Equity Market Neutral Fund 718,598 0 557

At a special meeting of shareholders held on June 18, 2010, the shareholders of the Funds voted on whether to approve a new investment advisory agreement between Rydex Series Funds and Rydex Advisors, LLC. A description of the number of shares voted is as follows:
Shares Shares Shares
Fund For Against Abstained
All-Asset Conservative Strategy Fund 879,539 32,958 93,398
All-Asset Moderate Strategy Fund 1,957,160 101,501 153,065
All-Asset Aggressive Strategy Fund 844,883 16,899 118,241

At a special meeting of shareholders held on June 18, 2010, the shareholders of the Funds also voted on whether to approve a change to a fundamental investment policy on borrowing money, consistent with applicable law. A description of the number of shares voted is as follows:
Shares Shares Shares
Fund For Against Abstained
All-Asset Conservative Strategy Fund 860,823 47,373 97,698
All-Asset Moderate Strategy Fund 1,930,207 127,388 154,130
All-Asset Aggressive Strategy Fund 835,094 18,248 126,681

At a special meeting of shareholders held on June 18, 2010, the shareholders of the Funds voted on whether to approve a new investment advisory agreement between Rydex Series Funds and Rydex Advisors, LLC. A description of the number of shares voted is as follows:
Shares Shares Shares
Fund For Against Abstained
Nova Fund 1,810,088 127,147 176,647
S&P 500 Fund 2,495,983 144,647 202,257
Inverse S&P 500 Strategy Fund 3,668,542 119,597 189,556
NASDAQ-100 Fund 23,306,629 1,052,468 1,440,516
Inverse NASDAQ-100 Strategy Fund 956,056 53,324 111,179
Mid-Cap 1.5x Strategy Fund 517,565 16,927 38,650
Inverse Mid-Cap Strategy Fund 75,549 3,964 2,996
Russell 2000 1.5x Strategy Fund 551,109 32,453 48,531
Russell 2000 Fund 359,077 11,040 28,294
Inverse Russell 2000 Strategy Fund 365,386 21,148 47,623
S&P 500 Pure Growth Fund 475,707 6,669 102,186
S&P 500 Pure Value Fund 1,023,464 2,052 7,561
S&P MidCap 400 Pure Growth Fund 701,670 9,742 29,635
S&P MidCap 400 Pure Value Fund 4,157,070 43,266 76,143
S&P SmallCap 600 Pure Growth Fund 567,124 24,666 35,141
S&P SmallCap 600 Pure Value Fund 6,043,628 79,573 96,873
Europe 1.25x Strategy Fund 364,548 3,994 38,975
Japan 2x Strategy Fund 237,643 4,614 14,385
Strengthening Dollar 2x Strategy Fund 3,235,344 156,410 255,265
Weakening Dollar 2x Strategy Fund 1,237,618 52,031 257,960
Real Estate Fund 603,680 26,235 63,781
Government Long Bond 1.2x Strategy Fund 4,783,300 177,769 431,692
Inverse Government Long Bond Strategy Fund 18,144,709 938,482 2,255,175
High Yield Strategy Fund 704,161 25,598 74,786
Inverse High Yield Strategy Fund 429,671 16,815 43,981
U.S. Government Money Market Fund 739,824,428 32,303,169 37,666,769

At a special meeting of shareholders held on June 18, 2010, the shareholders of the Funds also voted on whether to
approve a change to a fundamental investment policy on borrowing money, consistent with applicable law. A description of the number of shares voted is as follows:
Shares Shares Shares
Fund For Against Abstained
Nova Fund 1,783,863 169,069 160,949
S&P 500 Fund 2,457,104 166,527 219,259
Inverse S&P 500 Strategy Fund 3,588,551 199,966 189,177
NASDAQ-100 Fund 22,618,650 1,706,701 1,474,262
Inverse NASDAQ-100 Strategy Fund 910,058 89,707 120,796
Mid-Cap 1.5x Strategy Fund 507,912 25,468 39,759
Inverse Mid-Cap Strategy Fund 69,061 8,226 5,222
Russell 2000 1.5x Strategy Fund 545,997 36,748 49,349
Russell 2000 Fund 352,190 19,445 26,774
Inverse Russell 2000 Strategy Fund 358,250 28,242 47,667
S&P 500 Pure Growth Fund 467,917 14,526 102,117
S&P 500 Pure Value Fund 1,020,491 5,266 7,321
S&P MidCap 400 Pure Growth Fund 695,593 15,842 29,611
S&P MidCap 400 Pure Value Fund 4,142,497 55,349 78,633
S&P SmallCap 600 Pure Growth Fund 564,067 28,245 34,619
S&P SmallCap 600 Pure Value Fund 6,008,752 102,630 108,688
Europe 1.25x Strategy Fund 338,387 28,569 40,557
Japan 2x Strategy Fund 233,898 7,532 15,211
Strengthening Dollar 2x Strategy Fund 3,093,846 291,188 261,985
Weakening Dollar 2x Strategy Fund 1,160,242 122,015 265,354
Real Estate Fund 580,952 45,664 67,079
Government Long Bond 1.2x Strategy Fund 4,508,573 431,683 452,501
Inverse Government Long Bond Strategy Fund 17,585,082 1,459,928 2,293,352 High Yield Strategy Fund 698,699 32,603 73,243
Inverse High Yield Strategy Fund 420,660 26,349 43,456
U.S. Government Money Market Fund 710,063,888 55,098,706 44,631,764

At a special meeting of shareholders held on June 18, 2010, the shareholders of the Funds voted on whether to approve a new investment advisory agreement between Rydex Series Funds and Rydex
 Advisors, LLC. A description of the number of shares voted is as follows:
Shares Shares
Fund Shares For Against Abstained
Banking Fund 117,776 4,330 11,222
Basic Materials Fund 729,746 26,061 39,447
Biotechnology Fund 3,036,987 72,518 78,252
Consumer Products Fund 2,813,832 15,671 34,026
Electronics Fund 344,508 5,672 30,405
Energy Fund 1,491,039 49,762 104,450
Energy Services Fund 863,732 32,688 39,882
Financial Services Fund 131,659 6,247 10,694
Health Care Fund 7,152,654 37,529 74,374
Internet Fund 252,282 6,898 16,462
Leisure Fund 274,614 4,199 8,627
Precious Metals Fund 1,283,647 85,191 94,549
Retailing Fund 407,497 14,789 14,619
Technology Fund 2,982,064 107,705 232,103
Telecommunications Fund 250,684 5,544 9,222
Transportation Fund 482,046 17,018 45,017
Utilities Fund 466,861 13,913 41,497

At a special meeting of shareholders held on June 18, 2010, the shareholders of the Funds also voted on whether to
approve a change to a fundamental investment policy on borrowing money, consistent with applicable law. A description of the number of shares voted is as follows:
Shares Shares
Fund Shares For Against Abstained
Banking Fund 84,631 37,495 11,204
Basic Materials Fund 718,319 40,394 36,540
Biotechnology Fund 3,002,777 116,936 68,043
Consumer Products Fund 2,804,558 23,040 35,933
Electronics Fund 334,907 16,250 29,426
Energy Fund 1,445,626 94,316 105,309
Energy Services Fund 848,366 46,183 41,747
Financial Services Fund 128,262 7,944 12,393
Health Care Fund 7,118,045 68,151 78,391
Internet Fund 248,626 11,068 15,948
Leisure Fund 271,142 7,303 8,994
Precious Metals Fund 1,230,011 128,489 104,888
Retailing Fund 402,176 19,200 15,527
Technology Fund 2,954,686 133,477 233,709
Telecommunications Fund 245,788 8,481 11,180
Transportation Fund 478,854 20,650 44,577
Utilities Fund 447,492 26,409 48,370